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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-177800) of Radius Health, Inc. of our report dated February 26, 2014, (except Note 19, as to which the date is April 2, 2014) with respect to the financial statements of Radius Health, Inc. included in this amendment to the Annual Report (Form 10-K/A) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 2, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm